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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)      July 31, 1997
                                                     ----------------------


                              CORE INDUSTRIES INC
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




             Nevada                       1-5034                38-1052434
-------------------------------- ------------------------  -------------------
  (State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
  of Incorporation)                                        Identification No.)


                              Post Office Box 2000
                        Bloomfield Hills, Michigan 48304
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                  (810) 642-3400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                    Not Applicable
             -----------------------------------------------------
             (Former name or address, if changed from last report)
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Item 1.Changes in Control of Registrant.

         Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 25, 1997, among Core Industries Inc (the "Company"), United Dominion Industries Limited ("United Dominion") and UD Nevada Corp. ("UD Nevada"), a wholly owned subsidiary of United Dominion, on July 2, 1997 UD Nevada commenced a tender offer to purchase all outstanding shres of the Company's common stock, $1.00 par value (the "Shares"), at a price per Sahre of $25.00, net to the seller in cash. On July 31, 1997, UD Nevada accepted for payment the 9,958,041 Shares tendered in such tender offer. As a result of such transaction, Purchaser beneficially owns 9,958,041 Shares, representing approximately 92.6% of the outstanding Shares.

         On July 31, 1997, pursuant to the Merger Agreement Messrs. Harold M. Marko, Alan E. Schwartz, Richard P. Kughn, Lloyd E. Reuss and Robert G. Stone, Jr. resigned as directors of the Company and the remaining members of the Company's Board of Directors, Messrs. David R. Zimmer and Lawrence J. Murphy, elected William R. Holland, Robert E. Drury and Glenn A. Eisenberg as directors. Each of Messrs. Holland, Drury and Eisenberg is an officer of United Dominion.

         Based on the Tender Offer Disclosure Statement of Schedule 14D-1, as amended, filed by United Dominion and UD Nevada with respect to UD Nevada's tender offer for the Shares, the sources of the consideration used by UD Nevada to purchase Shares in the tender offer were its working capital and borrowing pursuant to a $650,000,000 Second Amendment and Restatement of the Credit Agreement and Guaranty (the "Credit Agreement"), dated as of July 28, 1997, among United Dominion, United Dominion Industries, Inc. and United Dominion Holdings, Inc., as Obligors, the financial institutions named therein, as Banks, and Royal Bank of Canada, as Agent. The financial institutions named as lenders in the Credit Agreement are: Royal Bank of Canada; ABN-AMRO Bank N.V., Atlanta Agency; Bank of Montreal; CIBC Inc.; Commerzbank AG, Atlanta Agency; Bank of America National Trust and Savings Association; First Union National Bank; NationsBank, N.A.; Toronto Dominion (New York), Inc.; Westdeutsche Landesbanke Girozentral, New York Branch; and Wachovia Bank, N.A. The Credit Agreement establishes a $650.0 million five- year revolving credit facility, including a $75.0 million sub-limit for the issuance of standby letters of credit. Interest on borrowings made under the Credit Agreement is payable, at United Dominion's option, at (i) the higher of a U.S. reference lender's prime interest rate or the federal funds rate plus 0.50% per annum, (ii) the interbank offered rate for Eurodollar deposits of 1, 2, 3, 6, 9 or 12 months plus a margin, or (iii) the interbank offered rate for Euro-Deutsche Mark deposits of 1, 2, 3, 6, 9 or 12 months plus a margin. The margin ranges from 0.17% to 0.325% per annum based on United Dominion's capitalization ratio or public debt rating. Borrowings under the Credit Agreement are not secured by collateral.

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Item 7.  Financial Statements and Exhibits.

         (a)     Financial Statements

                 Financial statements are not required.

         (b)     Pro Forma Financial Information

                 Pro forma financial information is not required.

         (c)     Exhibits

                 Exhibit 2.1 --  Agreement and Plan of Merger, dated as of
                                 June 25, 1997, among United Dominion, UD
                                 Nevada and the Company (incorporated by
                                 reference to Exhibit (c)(2) to Schedule
                                 14D-1 filed with the Securities and
                                 Exchange Commission on July 2, 1997 by
                                 United Dominion and UD Nevada with respect to the Company)




         The Company agrees to furnish supplementally to the Commission upon request any schedule or exhibit to Exhibit 2.1, which have been omitted.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 1, 1997

                                                      CORE INDUSTRIES INC


                                        By:  /s/ Lawrence J. Murphy
                                             ------------------------------
                                             Lawrence J. Murphy
                                             Executive Vice President







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                                 EXHIBIT INDEX

                 Exhibit No.      Document
                 -----------      --------

                 Exhibit 2.1  --  Agreement and Plan of Merger, dated as of
                                  June 25, 1997, among United Dominion, UD
                                  Nevada and the Company (incorporated by
                                  reference to Exhibit (c)(2) to Schedule 14D-1 filed with the Securities and Exchange Commission on July 2, 1997 by United Dominion and UD Nevada with respect to the Company)








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